December 29, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Aberdeen
Emerging Markets Smaller Company Opportunities
Fund, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR, as part of the Form N-SAR of Aberdeen Emerging Markets Smaller
Company Opportunities Fund, Inc. dated December 29,
2017. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

































EX-99.77K: Changes in registrant's certifying accountant

Dismissal of independent registered public accounting firm

            On June 13, 2017, the Board of Directors (the
"Board") of Aberdeen Emerging Markets Smaller
Company Opportunities Fund, Inc. (the "Fund") approved the dismissal of PricewaterhouseCoopers LLP
("PwC") as the independent registered public accounting firm for the Fund, effective June 15, 2017. The Board's decision to approve the dismissal of PwC was recommended by the Audit Committee of the Board. On
June 15, 2017, the Fund dismissed PwC.

            The reports of PwC on the Fund's financial statements as of and for the fiscal years ended October
31, 2016 and October 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

            During the Fund's fiscal years ended October 31, 2016 and October 31, 2015 and the subsequent interim period through June 15, 2017, there were no disagreements between the Fund and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Fund for such years.

            During the Fund's fiscal years ended October 31, 2016 and October 31, 2015 and the subsequent interim period through June 15, 2017, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-
K under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

            The Fund has provided PwC with a copy of the foregoing disclosures and has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Fund set forth above. A copy of PwC's letter dated December 29, 2017 is filed as an exhibit to this Form N-SAR.